EXHIBIT 10.46

                       CODE OF BUSINESS CONDUCT AND ETHICS

Introduction

      We are committed to maintaining the highest standards of business conduct and ethics. The Code of Business Conduct and Ethics reflects the business practices and principles of behavior that support this commitment. We expect every employee, officer and director to read and understand the Code and its application to the performance of his or her business responsibilities. References in the Code to employees are intended to also cover officers and, as applicable, members of the Board of Directors ("Directors") and applies to all business entities of Osteotech including, subsidiaries, affiliates, divisions and departments.

      Officers, managers and other supervisors are expected to develop in employees a sense of commitment to the spirit, as well as the letter, of the Code. Supervisors are also expected to ensure that all agents and contractors conform to Code standards when working for or on behalf of Osteotech. Nothing in the Code alters the employment at-will policy of Osteotech.

      The Code cannot possibly describe every practice or principle related to honest and ethical conduct. The Code addresses conduct that is particularly important to proper dealings with the people and entities with whom we interact, but reflects only a part of our commitment. The following additional policies of Osteotech supplement or amplify the Code in certain areas and should be read in conjunction with the Code: INSIDER TRADING POLICY, EMPLOYEE HANDBOOK, HUMAN RESOURCES POLICY AND PROCEDURES MANUAL AND/OR POLICY STATEMENTS, AND CORPORATE POLICY AND PROCEDURES.

      Action by members of your family (spouse, children, siblings, parents, in-laws, brother or sister in-laws), significant others or other persons who live in your household also may potentially result in ethical issues to the extent that they involve Osteotech business. For example, acceptance of inappropriate gifts by a family member from one of our suppliers could create a conflict of interest and result in a Code violation attributable to you. Consequently, in complying with the Code, you should consider not only your own conduct, but also that of your family members, significant others and other persons who live in your household.

      The integrity and reputation of Osteotech depends on the honesty, fairness and integrity brought to the job by each person associated with us. It is the responsibility of each employee to apply common sense, together with his or her own highest personal ethical standards, in making business decisions where there is no stated guideline in the Code. Unyielding personal integrity is the foundation of corporate integrity.

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      YOU SHOULD NOT HESITATE TO ASK QUESTIONS ABOUT WHETHER ANY CONDUCT MAY
VIOLATE THE CODE, VOICE CONCERNS OR CLARIFY GRAY AREAS. SECTION 14 BELOW DETAILS THE COMPLIANCE RESOURCES AVAILABLE TO YOU. IN ADDITION, YOU SHOULD BE ALERT TO POSSIBLE VIOLATIONS OF THE CODE BY OTHERS AND REPORT SUSPECTED VIOLATIONS, WITHOUT FEAR OF ANY FORM OF RETALIATION, AS FURTHER DESCRIBED IN SECTION 14. Violations of the Code will not be tolerated. Any employee who violates the standards in the Code may be subject to disciplinary action, up to and including termination of employment for cause, and, in appropriate cases, civil legal action or referral for criminal prosecution.

1.    Legal Compliance

      Obeying the law, both domestic and international, in letter and in spirit, is the first requirement of this Code. Our success depends upon each employee's operating within legal guidelines and cooperating with local, national and international authorities. It is therefore essential that you understand the legal and regulatory requirements applicable to your business unit and area of responsibility. We hold periodic training sessions to ensure that all employees comply with the relevant laws, rules and regulations associated with their employment, including laws prohibiting insider trading (which are discussed in further detail in Section 2 below). While we do not expect you to memorize every detail of these laws, rules and regulations, we want you to be able to determine when to seek advice from others. If you do have a question in the area of legal compliance, it is important that you not hesitate to seek answers from your supervisor or the Compliance Officer (refer to Section 14).

      Ignorance of the law is no excuse and disregard of the laws will not be tolerated. Violation of domestic or foreign laws, rules and regulations may subject an individual, as well as Osteotech, to civil and/or criminal penalties. You should be aware that conduct and records, including emails, are subject to internal and external audits, and to discovery by third parties in the event of a government investigation or civil litigation. It is in everyone's best interests to know and comply with our legal and ethical obligations.

      Misuse of Company Computer Equipment

      You may not, while acting on behalf of Osteotech or while using our computing or communications equipment or facilities, either:

      o Access the internal computer system (also known as "hacking") or other resource of another entity without express written authorization from the entity responsible for operating that resource; or

      o Commit any unlawful or illegal act, including, but not limited to, harassment, libel, fraud, sending of unsolicited bulk email (also known as


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            "spam") in violation of applicable laws or Company policy, trafficking in contraband of any kind, or espionage; or

      o Fail to comply with Osteotech's separately issued policy on the use of our computer systems, including access to the internet.

      If you receive authorization to access another entity's internal computer system or other resource, it must be in writing, you must make a permanent record of that authorization so that it may be retrieved for future reference, and you may not exceed the scope of that authorization.

      Unsolicited bulk email is regulated by law in a number of jurisdictions. If you intend to send unsolicited bulk email to persons outside of Osteotech, either while acting on our behalf or using our computing or communications equipment or facilities, you should contact your supervisor or the Compliance Officer for approval.

      All data residing on or transmitted through our computing and communications facilities, including email and word processing documents, is the property of Osteotech and subject to inspection, retention and review by Osteotech.

      Environment Compliance

      Federal law imposes criminal liability on any person or company that contaminates the environment with any hazardous substance that could cause injury to the community or environment. Violations of environmental laws can be a criminal offense and can involve monetary fines and imprisonment. We expect employees to comply with all applicable environmental laws while acting on behalf of or representing Osteotech.

      It is our policy to conduct our business in an environmentally responsible way that minimizes environmental impacts. We are committed to minimizing and, if possible, eliminating the use of any substance or material that may cause environmental damage, reducing waste generation and disposing of all waste through safe and responsible methods, minimizing environmental risks by employing safe technologies and operating procedures, and being prepared to respond appropriately to accidents and emergencies.

2.    Insider Trading

      Employees who have access to confidential (or "inside") information are not permitted to use or share that information for stock trading purposes or for any other purpose except to conduct our business. All non-public information about Osteotech or about companies with which we do business is considered confidential information. To use material non-public information in connection with buying or selling securities, including "tipping" others who might make an investment decision on the basis of this information, is not only unethical, it is illegal. Employees must exercise the utmost care when handling material inside information. We have adopted a separate Insider Trading


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and Tipping Policy to which you are bound as a condition of your employment here. You should consult the Insider Trading and Tipping Policy for more specific information on the definition of "material non-public information" and on buying and selling our securities or securities of companies with which we do business. Also refer to Section 11 and Section 12 for further discussion of confidential information, participation in "chat room" discussions and inquiries from those seeking financial information about Osteotech.

3.    International Business Laws

      Our employees are expected to comply with the applicable laws in all countries to which they travel, in which they operate and where we otherwise do business, including laws prohibiting bribery, corruption or the conduct of business with specified individuals, companies or countries. The fact that in some countries certain laws are not enforced or that violation of those laws is not subject to public criticism will not be accepted as an excuse for noncompliance. In addition, we expect employees to comply with U.S. laws, rules and regulations governing the conduct of business by its citizens and corporations outside the U.S.

      These U.S. laws, rules and regulations, which extend to all our activities outside the U.S., include, but are not limited to:

      o The Foreign Corrupt Practices Act, which prohibits directly or indirectly giving anything of value to a government official to obtain or retain business or favorable treatment, and requires the maintenance of accurate books of account, with all company transactions being properly recorded;

      o U.S. Embargoes, which restrict or, in some cases, prohibit companies, their subsidiaries and their employees from doing business with certain other countries identified on a list that changes periodically (including, for example, Angola (partial), Burma (partial), Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria) or specific companies or individuals;

      o Export Controls, which restrict travel to designated countries or prohibit or restrict the export of goods, services and technology to designated countries, denied persons or denied entities from the U.S., or the re-export of U.S. origin goods from the country of original destination to such designated countries, denied companies or denied entities; and

      o Antiboycott Compliance, which prohibits U.S. companies from taking any action that has the effect of furthering or supporting a restrictive trade practice or boycott that is fostered or imposed by a foreign country against a country friendly to the U.S. or against any U.S. person.


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      If you have any questions as to whether an activity is restricted or prohibited, including giving any verbal assurances that might be regulated by international laws, seek assistance before taking any action.

4.    Conflicts of Interest

      A "conflict of interest" occurs when an individual's personal interest may interfere in any way with the performance of his or her duties or the best interest of Osteotech. A conflicting personal interest could result from an expectation of personal gain, whether monetary or otherwise, now or in the future or from a need to satisfy a prior or concurrent personal obligation. We expect our employees to be free from influences that conflict with the best interests of Osteotech. Even the appearance of a conflict of interest where none actually exists can be damaging and should be avoided. Whether or not a conflict of interest exists or will exist can be unclear. Conflicts of interest are prohibited unless specifically authorized as described below.

      If you have any questions about a potential conflict or if you become aware of an actual or potential conflict, you should discuss the matter with your supervisor or the Compliance Officer (as further described in Section 14). Supervisors may not authorize conflict of interest matters without first seeking the approval of the Compliance Officer and filing with the Compliance Officer a written description of the authorized activity. If the supervisor is involved in the potential or actual conflict, you should discuss the matter directly with the Compliance Officer. Factors that may be considered in evaluating a potential conflict of interest are, among others:

      o Whether it may interfere with the Directors, officer's or employee's job performance, responsibilities or morale;

      o Whether the Director, officer or employee has access to confidential information;

      o Whether it may interfere with the job performance, responsibilities or morale of others within the organization;

      o     Any potential adverse or beneficial impact on our business;

      o Any potential adverse or beneficial impact on our relationships with our clients, customers or suppliers or other service providers;

      o     Whether it would enhance or support a competitor's position;

      o The extent to which it would result in financial or other benefit (direct or indirect) to the employee;

      o The extent to which it would result in financial or other benefit (direct or indirect) to one of our customers, suppliers or other service providers; and


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      o     The extent to which it would appear improper to an outside observer, or result in the violation of any law(s).

      The following are examples of situations that may, depending on the facts and circumstances, involve conflicts of interests:

      o Employment by (including consulting for) or service on the Board of Directors of a competitor, customer or supplier or other service provider. Activity that enhances or supports the position of a competitor to the detriment of Osteotech is prohibited, including employment by or service on the Board of Directors of a competitor. Employment by or service on the Board of Directors of a customer or supplier or other service provider is generally discouraged and you must seek authorization in advance if you plan to take such action.

      o Owning, directly or indirectly, a significant financial interest in any entity that does business, seeks to do business or competes with us. In addition to the factors described above, persons evaluating ownership for conflicts of interest will consider the size and nature of the investment; the nature of the relationship between the other entity and Osteotech; the employee's access to confidential information and the employee's ability to influence Osteotech's decisions. If you would like to acquire a financial interest of that kind, you must seek approval in advance.

      o Soliciting or accepting gifts, favors, loans or preferential treatment from any person or entity that does business or seeks to do business with us. See Section 8 for further discussion of the issues involved in this type of conflict.

      o Soliciting contributions to any charity or for any political candidate from any person or entity that does business or seeks to do business with us.

      o     Moonlighting without permission.

      o Conducting our business transactions with your family member, significant other or person who shares your household or a business in which you have a significant financial interest. Material related-party transactions approved by the Audit Committee of the Board of Directors and involving any executive officer or Director will be publicly disclosed as required by applicable laws and regulations. Such transactions involving all other employees must be approved in advance by the Compliance Officer.

      o Exercising supervisory or other authority on behalf of Osteotech over a co-worker who is also a Family Member. The employee's supervisor


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            and/or the Compliance officer will consult with the Human Resources department to assess the advisability of reassignment.

      Loans to, or guarantees of obligations of, employees or their Family Members by Osteotech could constitute an improper personal benefit to the recipients of these loans or guarantees, depending on the facts and circumstances. Some loans are expressly prohibited by law and applicable law requires that our Board of Directors approve all loans and guarantees to employees. As a result, all loans and guarantees by Osteotech must be approved in advance by the Audit Committee of the Board of Directors.

      Authorization for exceptions to the determination of the Compliance Officer may be applied for directly to the Chairperson of the Audit Committee of the Board of Directors. Officers and Directors seeking waivers from compliance with this Code of Business Conduct and Ethics Policy may receive such waiver only from the Audit Committee.

5.    Corporate Opportunities

      You may not take personal advantage of opportunities that are presented to you or discovered by you as a result of your position with us or through your use of corporate property or information, unless authorized by your supervisor, the Compliance Officer or the Audit Committee, as described in Section 4. Participation in an investment or outside business opportunity that is related to our existing or proposed lines of business must be pre-approved. You cannot use your position with us or corporate property or information for improper personal gain, nor can you compete with us in any way.

6. Maintenance of Corporate Books, Records, Documents and Accounts; Financial Integrity; Public Reporting

      The integrity of our records and public disclosure depends on the validity, accuracy and completeness of the information supporting the entries to our books of account. Therefore, our corporate and business records should be completed accurately and honestly. The making of false or misleading entries, whether they relate to financial results or test results of any nature, is strictly prohibited. Our records serve as a basis for managing our business and are important in meeting our obligations to customers, suppliers, creditors, employees, others with whom we do business, and compliance with regulatory rules and regulations. As a result, it is important that our books, records and accounts accurately and fairly reflect, in reasonable detail, our assets, liabilities, revenues, costs and expenses, as well as all transactions and changes in assets and liabilities. We require that:

      o All test results, whether involving experiments, quality testing, donor suitability testing, validation testing, or any other testing be accurately and properly reported in the records of the Company;


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      o     All transactions of Osteotech, irrespective of its nature or reason, be properly reflected in our books and records, and where required, be properly disclosed to the public;

      o No entry be made in our books and records that intentionally hides or disguises the nature of any transaction or of any of our liabilities, or misclassifies any transactions as to accounts or accounting periods;

      o     Transactions be supported by appropriate documentation;

      o The terms of sales and other commercial transactions be reflected accurately in the documentation for those transactions and all such documentation be reflected accurately in our books and records;

      o     Employees comply with our system of internal controls; and

      o No cash or other assets be maintained for any purpose in any unrecorded or "off-the-books" fund.

      Our accounting records are also relied upon to produce reports for our management, stockholders and creditors, as well as for governmental agencies. In particular, we rely upon our accounting and other business and corporate records in preparing the periodic and current reports that we file with the SEC. These reports must provide full, fair, accurate, timely and understandable disclosure and fairly present our financial condition and results of operations. Employees who collect, provide or analyze information for or otherwise contribute in any way in preparing or verifying these reports should strive to ensure that our financial disclosure is accurate and transparent and that our reports contain all of the information about Osteotech that would be important to enable stockholders and potential investors to assess the soundness and risks of our business and finances and the quality and integrity of our accounting and disclosures. In addition:

      o No employee may take or authorize any action that would cause our financial records or financial disclosure to fail to comply with generally accepted accounting principles, the rules and regulations of the SEC or other applicable laws, rules and regulations;

      o All employees must cooperate fully with our Accounting Department, as well as our internal auditors, independent public accountants and legal counsel, respond to their questions with candor and provide them with complete and accurate information to help ensure that our books and records, as well as our reports filed with the SEC, are accurate and complete; and

      o No employee should knowingly make (or cause or encourage any other person to make) any false or misleading statement in any of our reports filed


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            with the SEC or knowingly omit (or cause or encourage any other person to omit) any information necessary to make the disclosure in any of our reports accurate in all material respects.

      Similarly, our records are relied upon to assure compliance with FDA laws and regulations and American Association of Tissue Banks standards. All records relied upon to comply with FDA laws and regulations and AATB standards must accurately reflect all processing, testing, validation and complaint information as well as information to provide accurate traceability of all tissue processed, stored or distributed by Osteotech.

      Any employee who becomes aware of any departure from these standards has a responsibility to report his or her knowledge promptly either to a supervisor, the Disclosure Committee, Compliance Officer or one of the other compliance resources described in Section 14. If you report a departure from these standards to a supervisor, the supervisor is then required to report the information to the Disclosure Committee, the Compliance Officer or one of the other compliance resources described in Section 14.

7.    Fair Dealing

      We strive to outperform our competition fairly and honestly. Advantages over our competitors are to be obtained through superior performance of our products and services, not through unethical or illegal business practices. Acquiring proprietary information from others through improper means, possessing trade secret information that was improperly obtained, or inducing improper disclosure of confidential information from past or present employees of other companies is prohibited, even if motivated by an intention to advance our interests. If information is obtained by mistake that may constitute a trade secret or other confidential information of another business, or if you have any questions about the legality of proposed information gathering, you must consult with your supervisor or the Compliance Officer, as further described in Section 14.

      You are expected to deal fairly with our customers, suppliers, employees and anyone else with whom you have contact in the course of performing your job. No employee may take unfair advantage of anyone through misuse of confidential information, misrepresentation of material facts or any other unfair dealing practice.

      Employees involved in procurement have a special responsibility to adhere to principles of fair competition in the purchase of products and services by selecting suppliers based exclusively on normal commercial considerations, such as quality, cost, availability, service and reputation, and not on the receipt of special favors.

8.    Gifts and Entertainment

      Business entertainment and gifts are meant to create goodwill and sound working relationships and not to gain improper advantage with customers or facilitate approvals


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from government officials. Unless express permission is received from a supervisor, the Compliance Officer or the Audit Committee, entertainment and gifts cannot be offered, provided or accepted by any employee unless consistent with customary business practices and not (a) excessive in value, (b) in cash,
(c) susceptible of being construed as a bribe or kickback or (d) in violation of any laws. This principle applies to our transactions everywhere in the world, even where the practice is widely considered "a way of doing business." Under some statutes, such as the U.S. Foreign Corrupt Practices Act (further described in Section 3), giving anything of value to a government official to obtain or retain business or favorable treatment is a criminal act subject to prosecution and conviction. Discuss with your supervisor or the Compliance Officer any proposed entertainment or gifts if you are uncertain about their appropriateness.

9.    Antitrust

      Antitrust laws are designed to protect the competitive process. These laws generally prohibit:

      o Agreements, formal or informal, with competitors that harm competition or customers, including price fixing and allocations of customers, territories and contracts;

      o Agreements, formal or informal, that establish or fix the price at which a customer may resell a product; and

      o The acquisition or maintenance of a monopoly or attempted monopoly through anti-competitive conduct.

      Certain kinds of information, such as pricing, production and inventory, should not be exchanged with competitors, regardless of how innocent or casual the exchange may be and regardless of the setting, whether business or social.

      Understanding the requirements of antitrust and unfair competition laws of the various jurisdictions where we do business can be difficult, and you are urged to seek assistance from your supervisor or the Compliance Officer whenever you have a question relating to these laws.

10.   Protection and Proper Use of Company Assets

      All employees are expected to protect our assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on our profitability. Our property, such as lab equipment, lab supplies, office supplies, computer equipment, buildings, and products, are expected to be used only for legitimate business purposes, although incidental personal use may be permitted. Employees should be mindful of the fact that we retain the right to access, review, monitor and disclose any information transmitted, received or stored using our electronic equipment, with or without an employee's or third


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party's knowledge, consent or approval. Any misuse or suspected misuse of our assets must be immediately reported to your supervisor or the Compliance
Officer.

11.   Confidentiality

      One of our most important assets is our confidential information. Employees who have received or have access to confidential information should take care to keep this information confidential. Confidential information may include business, technical, marketing, and service plans; financial information; product specifications or architecture, source codes, engineering, and manufacturing ideas, designs; databases; customer lists, pricing strategies; personnel data, personally identifiable information pertaining to our employees, customers or other individuals (including, for example, names, addresses, telephone numbers, social security numbers and medical information), and similar types of information provided to us by our customers, suppliers and partners. This information may be protected by patent, trademark, copyright and trade secret and other laws.

      Except when disclosure is authorized or legally mandated, you must not share our or our suppliers' or customers' confidential information with third parties or others within Osteotech who have no legitimate business purpose for receiving that information. Doing so would constitute a violation of the Confidentiality and Non-Disclosure Agreement that you signed upon joining us. Unauthorized use or distribution of this information could also be illegal and result in civil liability and/or criminal penalties.

      You should also take care not to inadvertently disclose confidential information. Materials that contain confidential information, such as memos, notebooks, computer disks and laptop computers should be stored securely. Unauthorized posting or discussion of any information concerning our business, information or prospects on the Internet is prohibited. You may not discuss our business, information or prospects in any "chat room" regardless of whether you use your own name or pseudonym. Be cautious when discussing sensitive information in public places like elevators, airports, restaurants and "quasi-public" areas within Osteotech, such as cafeterias. All Osteotech emails, voicemails and other communications are presumed confidential and should not be forwarded or otherwise disseminated outside of Osteotech, except where required for legitimate business purposes.

      In addition to the above responsibilities, if you are handling information protected by any privacy policy published by us, such as our website privacy policy, then you must handle that information solely in accordance with the applicable policy.

12.   Media/Public Discussions

      It is our policy to disclose material information concerning Osteotech to the public only through specific limited channels to avoid inappropriate publicity and to ensure that all those with an interest in Osteotech will have equal access to information. All inquiries or calls from the press and financial analysts, investors or others seeking


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financial and business operations information of any nature should be referred to the Chief Financial Officer or the investor relations department, if one is established. We have designated our CEO and CFO our official spokespersons for financial and business operations matters. Unless a specific exception has been made by the CEO or CFO, these designees are the only employees who may communicate with the press on behalf of Osteotech.

13.   Waivers

      Any waiver of this Code for executive officers (including, where required by applicable laws, our principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions)) or Directors may be authorized only by our Board of Directors or the Audit Committee of the Board and will be disclosed to stockholders as required by applicable laws, rules and regulations.

14.   Compliance Standards and Procedures

      Compliance Resources and Reporting Possible Code Violations Or Other Misconduct

      To facilitate compliance with this Code, we have implemented a program of Code awareness, training and review. We have established the position of Compliance Officer to oversee this program. The Compliance Officer is a person to whom you can address any questions or concerns. The Compliance Officer, Michael J. Jeffries, can be reached at extension 6205. In addition to fielding questions or concerns with respect to potential violations of this Code, the Compliance Officer is responsible for:

      o     Investigating possible violations of the Code;

      o Assuring that new employees are trained in Code policies by the Human Resources Department

      o Ensuring that annual training sessions to refresh employee's familiarity with the Code are held

      o Distributing copies of the Code annually to each employee with a reminder that each employee is responsible for reading, understanding and complying with the Code;

      o Update the Code as needed and alerting employees to any updates, with appropriate approval of the Audit Committee of the Board of Directors, to reflect changes in the law, Osteotech's operations and in recognized best practices, and to reflect Osteotech's experience; and

      o Otherwise promoting an atmosphere of responsible and ethical conduct.


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      Your most immediate resource for any matter related to the Code is your supervisor. He or she may have the information you need, or may be able to refer the question to another appropriate source. There may, however, be times when you prefer not to go to your supervisor or to the Compliance Officer. In these instances, you should feel free to communicate directly and in confidence to the Chairperson of the Audit Committee. To facilitate this type of communication, Osteotech has arranged with National Hotline Services, Inc., to maintain a hotline on behalf of Osteotech and to receive all written or verbal communications which will then be forwarded to the Chairperson of the Audit Committee if in writing or summarized in a memorandum for the Chairperson if received verbally. You may reach them by writing to the National Hotline Service, Inc., 620 Kenmore Avenue (Suite B), Fredericksburg, VA 22401, or by calling 1-800-826-6762.

      National Hotline Services is also available to those who wish to ask questions about Osteotech policy, seek guidance on specific situations or report violations of the Code. You may call the toll-free number, indicated above, anonymously if you prefer, to report violations of the Code, although doing so may not allow the Compliance Officer to obtain follow-up detail from you that may be necessary to fully investigate the matter. Whether you identify yourself or remain anonymous, your telephonic or email contact with National Hotline Services will be kept strictly confidential to the extent reasonably possible and still allow for the objectives of the Code to be accomplished.

      If you encounter a situation or are considering a course of action and its appropriateness is unclear, discuss the matter promptly with your supervisor or the Compliance Officer; even the appearance of impropriety can be very damaging and should be avoided.

      If you are aware of a suspected or actual violation of Code standards by others, you have a responsibility to report it. You are expected to promptly provide a compliance resource, as described above, with a specific description of the violation that you believe has occurred, including any information you have about the persons involved and the time of the violation. Whether you choose to speak with your supervisor, the Compliance Officer, or communicate with the Chairperson of the Audit Committee through National Hotline Services, you should do so without fear of any form of retaliation. We will take prompt disciplinary action against any employee who retaliates against you, up to and including termination of employment.

      Supervisors must promptly report any complaints or observations of Code violations to the Compliance Officer. The Compliance Officer will investigate all reported possible Code violations promptly and with the highest degree of confidentiality that is possible under the specific circumstances. Your cooperation in the investigation will be expected. As needed, the Compliance Officer will consult with the Human Resources Department and/or the Audit Committee of the Board of Directors.

      If the investigation indicates that a violation of the Code has probably occurred, we will take such action as we believe to be appropriate under the circumstances. If we


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determine that an employee is responsible for a Code violation, he or she will be subject to disciplinary action up to, and including, termination of employment and, in appropriate cases, civil action or referral for criminal prosecution. Appropriate action may also be taken to deter any future Code violations.


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